EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer of Spotlight Innovation Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Spotlight Innovation Inc. for quarter ended September 30, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Spotlight Innovation Inc.

Date: November 20, 2017	By:	/s/ John M. Krohn
John M. Krohn
President, Chief Operating Officer
(Principal Executive Officer)

	By:	/s/ John William Pim
John William Pim
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Spotlight Innovation Inc. and will be retained by Spotlight Innovation Inc. and furnished to the Securities and Exchange Commission or its staff upon request.